Exhibit (a)(4)

KEEFE, BRUYETTE & WOODS, INC.
211 Bradenton Drive
Dublin, Ohio 43017-5034
Telephone: (877) 298-6520 (toll free)

HEMLOCK FEDERAL FINANCIAL CORPORATION
Offer To Purchase For Cash Up To
200,000 Shares Of Its Common Stock
At A Purchase Price Of $29.00

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON ^_____________, 2004,
UNLESS THE OFFER IS EXTENDED.

To Brokers, Dealers, Commercial Banks,
       Trust Companies and Other Nominees:

               Hemlock Federal Financial Corporation, a Delaware corporation (the "Company"), has appointed us to act as Dealer Manager in connection with its offer to purchase for cash up to 200,000 shares of its Common Stock, $0.01 par value per share (the "Shares"), at the price of $29.00 per Share, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase, dated ^_____________, 2004, and in the related Letter of Transmittal (which together constitute the "Offer").

               All Shares validly tendered at the Purchase Price and not withdrawn on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) will be purchased at $29.00, subject to the terms and conditions of the Offer, including the proration provisions. See Sections 2 and 15 of the Offer to Purchase.

               Upon the terms and subject to the conditions of the Offer, if, at the expiration of the Offer, more than 200,000 Shares are validly tendered and not withdrawn, the Company will buy Shares (i) from stockholders who owned beneficially as of the close of business on March ^____, 2004 and continue to own beneficially as of the Expiration Date, an aggregate of 100 Shares or fewer who properly tender all their Shares, and (ii) then, on a pro rata basis, from all other stockholders who properly tender their Shares (and do not withdraw them prior to the expiration of the Offer). See Sections 2, 3 and 7 of the Offer to Purchase. All Shares not purchased pursuant to the Offer and Shares not purchased because of proration and not accepted for purchases will be returned to the tendering stockholders at the Company's expense as promptly as practicable following the Expiration Date.

               THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED PURSUANT TO THE OFFER. SEE SECTION 8 OF THE OFFER TO PURCHASE.

               No fees or commissions will be payable to brokers, dealers or any person for soliciting tenders of Shares pursuant to the Offer other than the fee paid to the Dealer Manager as described in the Offer to Purchase. The Company will, upon request, reimburse brokers and banks for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. The Company will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

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               No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, other than Registrar and Transfer Company as "Depositary," or Keefe, Bruyette & Woods, Inc. as the "Dealer Manager" and "Information Agent," for purposes of the Offer.

               For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

               1.               Offer to Purchase, dated ^_____________, 2004;

               2.               Letter to Clients which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

               3.               Letter, dated ^_____________, 2004, from Maureen G. Partynski, Chairman and Chief Executive Officer of the Company, to stockholders of the Company;

               4.               Letter of Transmittal for your use and for the information of your clients (together with accompanying Form W-9 and guidelines); and

               5.               A return envelope addressed to Registrar and Transfer Company, as Depositary.

               WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ^_____________, 2004, UNLESS THE OFFER IS EXTENDED.

               In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal and any other required documents should be sent to the Depositary with either certificate(s) representing the tendered Shares or confirmation of their book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

               Any inquiries you may have with respect to the Offer should be addressed to the Depositary or the Information Agent/Dealer Manager at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

               Additional copies of the enclosed material may be obtained from the Dealer Manager/Information Agent, telephone: (877) 298-6520.

Very truly yours, Keefe, Bruyette & Woods, Inc.

Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR ANY OF ITS AFFILIATES, THE INFORMATION AGENT/DEALER MANAGER OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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INSTRUCTION FORM

for Shares Held by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

INSTRUCTIONS FOR TENDER OF SHARES OF
HEMLOCK FEDERAL FINANCIAL CORPORATION

Please tender to Hemlock Federal Financial Corporation (the "Company"), on (our) (my) behalf, the number of Shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of the Company dated ^_________________, 2004, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

Number of Shares to be tendered: ________ Shares

ODD LOTS
(See Instruction 9 on the Letter of Transmittal)

[     ] Check here ONLY if I was the beneficial owner as of the close of business on March ^___, 2004, and continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares ^, all of which are being tendered.

CONDITIONAL TENDER
(See the box captioned "Conditional Tender" on the Letter of Transmittal)

[     ] Check here ONLY if my tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares, and as set forth below:

Minimum number of Shares that must be purchased, if any are purchased:

____________ Shares

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY TO TENDER AND AT WHAT PRICE. DIRECTORS, OFFICERS AND EMPLOYEES OF THE COMPANY WHO OWN SHARES MAY PARTICIPATE IN THE OFFER ON THE SAME BASIS AS THE COMPANY'S OTHER STOCKHOLDERS. THE COMPANY HAS BEEN ADVISED THAT NONE OF ITS DIRECTORS OR ITS EXECUTIVE OFFICERS INTEND TO TENDER SHARES PURSUANT TO THE OFFER, EXCEPT FOR DIRECTORS BAZARNIK AND BUCZ, WHO HAVE INDICATED THEIR INTENTION TO TENDER 1,008 AND 5,200 SHARES, RESPECTIVELY. THE COMPANY HAS ALSO BEEN ADVISED THAT THE TRUSTEE OF THE COMPANY'S EMPLOYEE STOCK OWNERSHIP PLAN DOES NOT INTEND TO TENDER ANY SHARES PURSUANT TO THE OFFER.

Signature(s):___________________________________	Address: ______________________________________
______________________________________________	______________________________________________ (Including Zip Code)
Name(s): ______________________________________ (Please Print)	Area Code and Telephone Number: _______________
_______________________________________ (Please Print)	Date: _____________________, 2000
______________________________________________ (Employer Identification or Social Security Number)

IMPORTANT: STOCKHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED FORM W-9 WITH THEIR INSTRUCTION FORM.

End.